[Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C.]

Exhibit 8.1

June 23, 2004

Desarrolladora Homex, S.A. de C.V.
Andador Javier Mina 891-B
Colonia Centro Sinaloa
80200 Culiacán, Sinaloa, México

Re:	Desarrolladora Homex, S.A. de C.V.
Registration Statement on Form F-1

Dear Sirs:

     We act as special Mexican counsel to Desarrolladora Homex, S.A. de C.V., a company organized under the laws of Mexico (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Company, of a Registration Statement on Form F-1 (No. 333-116257) (the “Registration Statement”), relating to the issuance and sale by the Company of its common shares, no par value in, among other jurisdictions, the United States in the form of American Depositary Shares representing such Common Shares.

     In furnishing this opinion, we have reviewed the Registration Statement and have examined such records, representations, documents, certificates, or other instruments, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based on the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, we confirm that the statements of law and legal conclusions set forth in the first bullet point of the first paragraph, the second and third paragraphs, the subsections entitled “Taxation of Dividends — Mexican Tax Considerations”, and

     “— Taxation of Dispositions of Shares or ADSs — Mexican Tax Considerations” of the prospectus contained in the Registration Statement under the heading “Taxation” represent our opinion.

     The foregoing opinion is limited to the laws of Mexico and we express no opinion as to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Mijares, Angoitia, Cortés & Fuentes, S.C.
Mijares, Angoitia, Cortes & Fuentes, S.C.